Exhibit 10.1

FOURTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of March 30, 2021, by and among SILICON VALLEY BANK, a California corporation (“Bank”), SAVARA INC. f/k/a MAST THERAPEUTICS, INC., a Delaware corporation (“Parent”), and ARAVAS INC. f/k/a SAVARA INC., a Delaware corporation (each a “Co-Borrower” and collectively “Co-Borrowers”).

RECITALS

A.    Bank and Co-Borrowers have entered into that certain Loan and Security Agreement dated as of April 28, 2017 (as the same may from time to time be further amended, modified, supplemented or restated, including by that certain First Amendment to Loan and Security Agreement dated as of October 31, 2017, that certain Second Amendment to Loan and Security Agreement dated as of December 4, 2018, that certain Third Amendment to Loan and Security Agreement dated as of January 31, 2020 and that certain Consent Pursuant to Loan and Security Agreement dated as of January 19, 2021, collectively, the “Loan Agreement”).

B.    Bank has extended credit to Co-Borrowers for the purposes permitted in the Loan Agreement.

C.    Co-Borrowers have requested that Bank amend the Loan Agreement to (i) modify the repayment schedule, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.    Amendments to Loan Agreement.

2.1    Section 2.1.1 (Term Loans). Section 2.1.1(b) of the Loan Agreement hereby is amended and restated in their entirety to read as follows:

“(b)    Repayment. The Term Loan shall be “interest only” during the Interest-Only Period (except as otherwise provided for below), with interest due and payable on the first day of each month. Beginning on the Amortization Start Date, and continuing on the first day of each month thereafter, Co-Borrowers shall repay the Term Loans in equal monthly installments of principal plus interest (each, a “Term Loan Payment”) with a repayment schedule equal to eighteen (18) months; provided, however, if the conditions for the Amortization Trigger are not in effect, then the repayment schedule shall be equal to twenty-four (24) months with the Term Loan Payment due on July 1, 2021 to include three (3) equal installments of principal. Co-Borrowers’ final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loans and the Final Payment. Once repaid, the Term Loans may not be reborrowed.”

2.2    Section 13 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety in Section 13.1 of the Loan Agreement, as appropriate, as follows:

“Amortization Trigger” means Co-Borrowers delivery of evidence, satisfactory to Bank in its sole discretion, that on or prior to June 30, 2021, Co-Borrowers have (i) an ongoing phase 3 for the treatment of autoimmune pulmonary alveolar proteinosis, and (ii) the first patient in connection with such phase 3 clinical trial has been dosed.

“Final Payment Percentage” is six and one fifth percent (6.20%).

“Interest-Only Period” means the period commencing on the Effective Date and continuing through June 30, 2022; provided, however, if the conditions for the Amortization Trigger are not in effect by June 30, 2021, then the Interest-Only Period shall be reduced to end on June 30, 2021.

3.    Limitation of Amendments.

3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.    Representations and Warranties. To induce Bank to enter into this Amendment, each Co-Borrower hereby represents and warrants to Bank as follows:

4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2    Co-Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3    The organizational documents of Co-Borrower delivered to Bank on or prior to the date of this Amendment remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4    The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5    The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Co-Borrower, (b) any contractual restriction with a Person binding on Co-Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Co-Borrower, or (d) the organizational documents of Co-Borrower;

4.6    The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Co-Borrower, except any filings by Parent as may be required with the Securities and Exchange Commission and as already has been obtained or made; and

4.7    This Amendment has been duly executed and delivered by Co-Borrower and is the binding obligation of Co-Borrower, enforceable against Co-Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.    Ratification of Perfection Certificate. Each Co-Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate delivered prior to the date hereof and acknowledges, confirms and agrees that the disclosures and information that each Co-Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

6.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank, by each party thereto, of (i) this Amendment, (ii) an updated Corporate Borrowing Certificate for each Co-Borrower in the form attached hereto, and (b) Co-Borrowers’ payment of, to the extent that an invoice therefor has been provided by Bank to Co-Borrowers, all fees then due and owing and all Bank Expenses incurred through the date of this Amendment, which may be debited from any of Co-Borrowers’ accounts at Bank.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ Igor DaCruz
Name:	Igor DaCruz
Title:	Director

CO-BORROWER

SAVARA INC.

By:	/s/ Dave Lowrance
Name:	Dave Lowrance
Title:	CFO

CO-BORROWER

ARAVAS INC.

By:	/s/ Dave Lowrance
Name:	Dave Lowrance
Title:	CFO

[Signature Page to Fourth Amendment to Loan and Security Agreement]